EXHIBIT 99.1

Know Labs Secures U.S. $12 Million Funding for Company’s Further Execution

on Its Clinical Research and Development Initiatives

SEATTLE – February 29, 2024 – Know Labs, Inc. (NYSE American: KNW), an emerging developer of non-invasive medical diagnostic technology, today announced it has entered into a funding agreement for an investment of up to $12 million, of which it has executed a $4 million close (the “Funding Agreement”) with Lind Global Fund II LP, an investment entity managed by The Lind Partners, a New York-based institutional fund manager (together, “Lind”).

Ron Erickson, Chief Executive Officer and Chairman at Know Labs, commented, “This investment will enable Know Labs to accelerate development across our four core work streams including, hardware development, expanded data collection in clinical research, algorithm development, and expansion of our defensible intellectual property moat around our technology. We remain focused on validating the performance of the Know Labs proprietary radiofrequency dielectric sensor in large-scale clinical trials on our path to submitting to the FDA for clearance, the world’s first non-invasive wearable continuous glucose monitor.”

“Lind is excited about its investment in Know Labs,” said Phillip Valliere, Managing Director at The Lind Partners. “Know Labs has demonstrated success across numerous development milestones and has built a strong intellectual property foundation to attract further investment and future strategic partnerships. We are pleased to invest in Know Labs to support its growth and we look forward to working with its high-caliber management team as it moves into this next phase of development.”

About the Funding Agreement

The funding provided to Know Labs by Lind will come in the form of convertible secured notes (the "Convertible Notes") that will carry an aggregate face value amount of up to $14.4 million and that will be sold to Lind for purchase prices equal to up to $12.0 million.

At the initial closing of $4.0 million, Know Labs received net proceeds of approximately U.S. $3.68 million, after fees, pursuant to a Convertible Note with a face value of $4.4 million (the “Face Value”). The Face Value of the Convertible Note issued in the initial closing will have a 24-month maturity date and can be paid, at the Company’s option, in cash or through the issuance of share of the Company’s common stock (the "Shares") equal to the principal amount being paid in shares divided by 90% of the average of the 3 lowest daily VWAPs during the 20 trading days prior to the applicable payment date. The Convertible Note may also be converted into Shares under certain circumstances at a fixed price per share of $1.00, representing a 50% premium to the last closing price of $0.667 per share, subject to adjustment in accordance with the terms of the Convertible Note.

KNOW LABS, INC. | 500 UNION STREET | SUITE 810 | SEATTLE, WA 98101 Tel: 206.903.1351 | Email: ask@knowlabs.co

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In connection with the issuance of the Convertible Note, Know Labs will also issue to Lind a warrant to purchase 3,000,000 Shares, 75% warrant coverage of the funded amount (the “Warrant”). The Warrant will be exercisable for 60 months following the date that is 6 months following the initial funding date at an exercise price equal to $0.80 per share, a 20% premium to the closing price of $0.667, subject to adjustment in accordance with the terms of the Warrant.

The Company intends to file a resale registration statement covering the Shares underlying the Convertible Note and the Warrant within 30 days of the initial closing, and will seek to have it declared effective within 90 days.

Commencing 120 days after funding, Company will repay 1/20th of the applicable Face Value, or $240,000, in monthly installments (“Repayment”). At the Company’s option each month, Repayments can be made in: (i) cash plus an amount equal to 5% of the Repayment amount; (ii) common shares (“Repayment Shares”); or a combination of both. Repayment Shares will be priced at 90% of the average of the three lowest daily VWAPs during the 20 trading days before the issuance of Repayment Shares. For two monthly Repayments, Lind will have the right to increase a Repayment (in stock) up to $750,000.

The Funding is secured by assets of the Company and its subsidiaries. The Funding Agreement and the issuance of securities thereunder has been approved by the New York Stock Exchange American .

The Benchmark Company, LLC is acting as exclusive financial advisor to Know Labs in connection with the funding agreement.

About Know Labs, Inc.

Know Labs, Inc. is a public company whose shares trade on the NYSE American Exchange under the stock symbol “KNW.” The Company’s platform technology uses spectroscopy to direct electromagnetic energy through a substance or material to capture a unique molecular signature. The technology can be integrated into a variety of wearable, mobile or bench-top form factors. This patented and patent-pending technology intend to make it possible to effectively identify and monitor analytes that could only previously be performed by invasive and/or expensive and time-consuming lab-based tests. The first application of the technology is expected to be in a product marketed as a non-invasive glucose monitor. The device is designed to provide the user with accessible and affordable real-time information on blood glucose levels. This product will require U.S. Food and Drug Administration clearance prior to its introduction to the market.

About The Lind Partners

The Lind Partners manages institutional funds that are leaders in providing growth capital to small- and mid-cap companies publicly traded in the US, Canada, Australia and the UK. Lind’s multi-strategy funds make direct investments ranging from US$1 to US$30 million, invest in syndicated equity placements and selectively buy on market. Having completed more than 200 direct investments totaling over US$2 billion in transaction value, Lind’s funds have been flexible and supportive capital partners to investee companies since 2011. For more on Lind, please visit www.thelindpartners.com.

KNOW LABS, INC. | 500 UNION STREET | SUITE 810 | SEATTLE, WA 98101 Tel: 206.903.1351 | Email: ask@knowlabs.co

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Safe Harbor Statement

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Know Labs, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy; and (iv) development and performance of products. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Know Labs, Inc.’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2023, Forms 10-Q and 8-K, and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Relations section of our website atwww.knowlabs.co. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

For Know Labs Media Inquiries Contact:

Matter Health

Abby Mayo

Knowlabs@matternow.com

Ph. (617) 272-0592

Know Labs, Inc. Contact:

Jordyn Hujar

jordyn@knowlabs.co

Ph. (206) 629-6414

KNOW LABS, INC. | 500 UNION STREET | SUITE 810 | SEATTLE, WA 98101 Tel: 206.903.1351 | Email: ask@knowlabs.co

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